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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2003

AKSYS, LTD.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation)	0-28290 (Commission File Number)	36-3890205 (IRS Employer Identification No.)

Two Marriott Drive,
Lincolnshire, Illinois 60069
(Address of Principal Executive Offices, including Zip Code)

(847) 229-2020
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

        On June 27, 2003, we entered into a Placement Agency Agreement with Roth Capital Partners, LLC, pursuant to which we engaged Roth Capital Partners as our non-exclusive placement agent in connection with offerings of securities under our shelf registration statement. The Placement Agency Agreement is filed as Exhibit 1.1 hereto.

        On June 30, 2003, we entered into a Subscription Agreement with The Riverview Group, LLC (the "Investor"), pursuant to which we agreed to issue and sell to the Investor, and the Investor agreed to purchase from us, an aggregate of 1,363,637 shares of our common stock for a per share purchase price of $11.00 per share and a warrant to purchase up to 204,546 shares of our common stock, for an aggregate purchase price of $15,000,000 in a registered offering under our shelf registration statement (the "Financing"). The Subscription Agreement is filed as Exhibit 10.1 hereto. The Common Stock Purchase Warrant issued to the Investor is filed as Exhibit 4.1 hereto.

        In connection with the Financing, we entered into a Pricing Agreement with Roth Capital Partners, dated June 30, 2003, which is filed as Exhibit 1.2 hereto. In connection with the Financing, we issued a warrant to Roth Capital Partners to purchase 136,364 shares of our common stock as partial consideration for its services as placement agent, which Common Stock Purchase Warrant is filed as Exhibit 4.2 hereto.

        On June 30, 2003, we issued a press release announcing the closing of the Financing. The press release is filed as Exhibit 99.1 hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits

1.1	Placement Agency Agreement, dated June 27, 2003, by and between Aksys, Ltd. and Roth Capital Partners, LLC.
1.2	Pricing Agreement, dated June 30, 2003, by and between Aksys, Ltd. and Roth Capital Partners, LLC.
4.1	Common Stock Purchase Warrant, dated June 30, 2003, issued to The Riverview Group, LLC.
4.2	Common Stock Purchase Warrant, dated June 30, 2003, issued to Roth Capital Partners, LLC.
10.1	Subscription Agreement, dated June 30, 2003, by and between Aksys, Ltd. and The Riverview Group, LLC.
99.1	Press Release dated June 30, 2003.

SIGNATURES

        According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on July 2, 2003.

AKSYS, LTD.
	By:	/s/ LAWRENCE D. DAMRON Lawrence D. Damron
Date: July 2, 2003	Its:	Senior Vice President and CFO

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  Item 5. Other Events.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES